SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported): October 23, 1998
                                                          (October 23, 1998)

                            FRANKLIN RESOURCES, INC.
             (Exact name of registrant as specified in its charter)



          .... DELAWARE ................. 1-9318 ....... 13-2670991 ...
        (State or other jurisdiction   (Commission     (IRS Employer
        of incorporation)              File Number)   Identification No.)



       777 MARINERS ISLAND BLVD., SAN MATEO, CALIFORNIA ........ 94404...
      (Address of principal executive offices)                (Zip Code)



          Registrant's telephone number, including area code..(650) 312-3000


                -------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.      Other Events

Registrant is filing this Form 8-K in order to file a current earnings press release. By this filing, Registrant is not establishing the practice of filing all earnings press releases in the future and may discontinue such filings at any time.

Item 7.      Financial Statements and Exhibits

(c)Exhibits

Exhibit "A" - Press  Release  issued on October 23, 1998 by Franklin  Resources,
Inc.

                               SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                       FRANKLIN RESOURCES, INC.
                       (Registrant)


Date: October 23, 1998  /s/ Leslie M. Kratter
                      ----------------------
                       LESLIE M. KRATTER
                       Vice President

                                Exhibits


        A.  Press Release issued on October 23, 1998 by Franklin Resources, Inc.

FROM:       Franklin Resources, Inc.
            Public Relations: Holly Gibson (650) 312-4701
            Investor Relations: Bijan Modanlou (650) 525-8900 www.frk.com

                         For Immediate Release

          Franklin Resources Announces Fiscal Year End Results

      San Mateo, CA, October 23, 1998 -- Franklin Resources, Inc. (NYSE:BEN) today reported net income of $500.5 million for the year ended September 30, 1998, a 15% increase from $434.1 million in fiscal 1997. Net income for the final quarter of fiscal 1998 was $112.3 million, compared to $131.0 million for the preceding quarter and $125.2 million for the same quarter a year ago. Operating revenues for the quarter were $598.6 million compared to $672.6 million for the preceding quarter and $633.9 million a year ago.

      Assets under management by the Company's subsidiaries were $208.6 billion, compared to $236.6 billion in the preceding quarter and $226.0 billion at this time last year. Quarterly average assets under management during the current quarter were $221.6 billion compared to $240.5 billion in the preceding quarter and $216.9 billion in the same quarter a year ago.

      Diluted earnings per share for the quarter ended September 30, 1998 were $0.44 compared to $0.52 for the preceding quarter and $0.50 a year ago after adjustment for the two-for-one stock split paid on January 15, 1998. Diluted earnings per share for the year ended September 30, 1998 were $1.98 compared with $1.71 in fiscal 1997. Average diluted shares outstanding for the current and preceding quarters were 252.7 million and 253.1 million, respectively, compared to 252.5 million for the same quarter a year ago. <F1>

      Franklin Resources, Inc. provides global and domestic investment management, shareholder and distribution services to the Franklin Templeton mutual funds and institutional accounts, servicing close to 9 million shareholders in over 100 different nations worldwide. Franklin's headquarters are located at 777 Mariners Island Blvd., San Mateo, CA.

<F1> All prior period amounts have been restated to reflect a two-for-one  stock split paid on January 15, 1998.

Consolidated Income
Statements
(Dollar amounts in thousands
  except assets under management and per share data)


                                    Three Months Ended         Year ended
                                      September 30            September 30
                              -------------------------------------------------
                                     1998        1997         1998        1997

Operating revenues:
Investment management fees<F1>   $339,651    $348,264   $1,413,273  $1,203,923
Underwriting and
  distribution fees <F1>          208,483     250,009      982,647     823,677
Shareholder servicing fees         42,772      34,666      160,570     124,905
Banking/finance, net & other        7,690         968       20,792      10,770

                              -------------------------------------------------
Total operating revenues          598,596     633,907    2,577,282   2,163,275
                              -------------------------------------------------

Operating expenses:
Underwriting and distribution     173,328     216,540      841,706     712,328
Compensation and benefits         134,362     125,339      553,085     447,169
Information systems,
 technology and occupancy          51,895      48,718      181,665     135,391
Advertising and promotion          33,538      26,336      125,925      96,552
Amortization of deferred
 sales commissions                 27,231      18,529      105,405      59,468
Amortization of intangible
 assets                             9,577       8,961       36,857      34,294
Other                              25,654      22,822       90,543      86,613
                              -------------------------------------------------
Total operating expenses          455,585     467,245    1,935,186   1,571,815
                              -------------------------------------------------
Operating income                  143,011     166,662      642,096     591,460
                              -------------------------------------------------
Other income
(expense):
Investment and other income       14,717      15,107       56,723      49,586
Interest expense                  (6,034)     (5,669)     (22,535)    (25,333)
                              -------------------------------------------------
Other income (expense), net        8,683       9,438       34,188      24,253
                              -------------------------------------------------

Income before taxes on income     151,694     176,100      676,284     615,713
Taxes on income                    39,441      50,865      175,834     181,650
                              -------------------------------------------------

Net income                       $112,253    $125,235     $500,450    $434,063
                              =================================================

Earnings per share:<F2>

  Basic                             $0.44       $0.50        $1.98       $1.72
  Diluted                           $0.44       $0.50        $1.98       $1.71

Dividends per share <F2>            $0.05      $0.045        $0.20       $0.17

Average shares outstanding
 (in thousands): <F2>

  Basic                           252,579     252,112      252,723     251,881
  Diluted                         252,707     252,466      252,941     253,466

Assets under management (in millions):

  End of period                  $208,591    $225,952     $208,591    $225,952
  Simple monthly average
   for period                    $221,633    $216,928     $226,855    $192,028

<F1> Prior period amounts have been restated to reflect the  reclassification of distribution component of Canadian investment management fee income.

<F2> All prior period amounts have been restated to reflect a two-for-one  stock split paid on January 15, 1998.



Consolidated Income Statements
(Dollar amounts in thousands except assets under management and per share data.)


                                                                Three months ended
                                             30-Sep-98    30-Jun-98   31-Mar-98   31-Dec--97    30-Sep-97
Operating revenues:
Investment management fees <F1>               $339,651     $373,820    $351,240     $348,562     $348,264
Underwriting and distribution fees <F1>        208,483      252,354     278,622      243,188      250,009
Shareholder servicing fees                      42,772       40,793      39,399       37,606       34,666
Other                                            7,690        5,629       4,430        3,043           96
                                           ---------------------------------------------------------------
Total operating revenues                       598,596      672,596     673,691      632,399      633,907
                                           ---------------------------------------------------------------
Operating expenses:
Underwriting and distribution                  173,328      220,660     242,406      205,312      216,540
Compensation and benefits                      134,362      152,688     132,744      133,291      125,339
Information systems, technology and
 occupancy                                      51,895       37,312      45,862       46,596       48,718
Advertising and promotion                       33,538       33,782      31,243       27,362       26,336
Amortization of deferred sales commissions      27,231       27,753      26,525       23,896       18,529
Amortization of intangible assets                9,577        9,336       8,949        8,995        8,961
Other                                           25,654       22,846      22,538       19,505       22,822
                                           ---------------------------------------------------------------
Total operating expenses                       455,585      504,377     510,267      464,957      467,245
                                           ---------------------------------------------------------------

Operating income                               143,011      168,219     163,424      167,442      166,662
                                           ---------------------------------------------------------------

Other income (expense):
Investment and other income                    14,717       15,435      11,596       14,975       15,107
Interest expense                               (6,034)      (6,523)     (3,826)      (6,152)      (5,669)
                                           ---------------------------------------------------------------
Other income (expense), net                     8,683        8,912       7,770        8,823        9,438
                                           ---------------------------------------------------------------

Income before taxes on income                  151,694      177,131     171,194      176,265      176,100
Taxes on income                                 39,441       46,118      44,525       45,750       50,865
                                           ---------------------------------------------------------------
Net income                                    $112,253     $131,013    $126,669     $130,515     $125,235
                                           ===============================================================

Earnings per share: <F2>
     Basic                                       $0.44        $0.52       $0.50        $0.52        $0.50
     Diluted                                     $0.44        $0.52       $0.50        $0.52        $0.50

Dividends per share <F2>                         $0.05        $0.05       $0.05        $0.05       $0.045

Average shares outstanding (in thousands):<F2>
     Basic                                     252,579      252,860     252,860      252,692      252,112
     Diluted                                   252,707      253,095     253,058      253,185      252,466

Assets under management (in millions):
     End of period                            $208,591     $236,574    $241,964     $220,989     $225,952
     Simple monthly average for period        $221,633     $240,513    $229,409     $220,606     $216,928



<F1> Prior period amounts have been restated to reflect the  reclassification of distribution component of Canadian investment management fee income.

<F2> All prior period amounts have been restated to reflect a two-for-one  stock split paid on January 15, 1998.



ASSETS UNDER MANAGEMENT

(In billions)                                  30-Sep-98    30-Jun-9    31-Mar-98    31-Dec-97   30-Sep-97
                                                ------------------------------------------------------
Franklin Templeton Group:
     Equity:
                Global/international <F1>         $84.8       $105.4      $111.7      $98.3      $107.3
                Domestic (U.S.)                    34.8         43.0        42.9       37.6        35.9
                                                ------------------------------------------------------
                Total Equity                      119.6        148.4       154.6      135.9       143.2
                                                ------------------------------------------------------

     Hybrid funds <F2>                             14.0         15.3        15.5       14.9        14.1


     Fixed income:
                Tax-free                           50.5         49.1        48.1       47.0        45.8
                Taxable:
                   Domestic (primarily             16.0         15.7        15.7       15.5        15.3
                    US Govt.)
                   Global/international <F1>        3.7          4.1         4.1        3.8         3.9
                                                ------------------------------------------------------
                Total Fixed Income                 70.2         68.9        67.9       66.3        65.0
                                                 ------------------------------------------------------
     Money funds                                    4.8          4.0         4.0        3.9         3.7
                                                ======================================================
                Total Franklin Templeton Group    $208.6      $236.6      $242.0     $221.0      $226.0
                                                ======================================================


<F1> Global funds invest in securities traded worldwide including U.S. securities.

<F2> Hybrid funds include asset allocation,  balanced, flexible and income-mixed funds as defined by the Investment Company Institute. Previously these funds had been included primarily in the equity category.
